UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2010

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300
Houston, Texas		77043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 10, 2010, Flotek Industries, Inc. (the “Company”) and Steve Reeves entered into an Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Reeves will continue to serve as an executive officer of the Company. The terms of the Employment Agreement are set forth in Item 5.02 below and incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2010, the Company and Steve Reeves entered into the Employment Agreement pursuant to which Mr. Reeves will serve as Executive Vice President, Operations, Business Development and Special Projects of the Company.

The Employment Agreement (i) provides for a term of employment until the earlier of (1) May 31, 2012, (2) Mr. Reeves’s resignation with or without good reason (as defined in the Employment Agreement) or Mr. Reeves’s death or disability and (3) termination by the Company with or without cause (as defined in the Employment Agreement); (ii) provides that, upon termination of Mr. Reeves’s employment by the Company without cause or by Mr. Reeves for good reason prior to May 31, 2012, and subject to the satisfaction of certain other specified conditions, including the execution of a confidential severance and release agreement, Mr. Reeves will be entitled to receive (1) severance compensation equal to two-thirds of the sum of his annual base salary and target bonus, payable in eight monthly installments equal to one-eighth of such severance compensation, payable at the end of each full calendar month following the first full calendar month after execution of a confidential severance and release agreement, and (2) coverage at the Company’s expense under the employee health insurance plan for a period of eight months following execution of a confidential severance and release agreement; and (iii) contains certain non-solicitation and non-compete restrictions for a period of 24 months following the date of termination of employment with the Company.

Pursuant to the Employment Agreement, Mr. Reeves will earn a new annualized base salary of $275,000. Additionally, Mr. Reeves will receive a grant of 150,000 shares of common stock of the Company pursuant to one of the Company’s long term incentive plans, which is conditioned upon stockholder approval of the Company’s 2010 long term incentive plan if the Company does not have a sufficient number of shares of common stock available for awards under the Company’s existing long term incentive plans. If the Company does not have a sufficient number of shares of common stock available for awards under the Company’s existing long term incentive plans and stockholder approval of the 2010 long term incentive plan does not occur on or before December 31, 2010, and as a result the grant of 150,000 shares of common stock has not been awarded by such date, Mr. Reeves will be entitled to receive a bonus in the amount of $250,000 in lieu of such shares of common stock. The shares of common stock will vest over a four-year period and will vest immediately upon Mr. Reeves’s death, resignation for good reason, termination without cause or upon a change of control of the Company. In addition to the foregoing, Mr. Reeves will be entitled to certain other perquisites, including annual bonuses in accordance with the Company’s management incentive plan with a target bonus of $137,500 for the 2010 fiscal year and reimbursement for reasonable expenses.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated as of May 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: May 14, 2010	By:	/S/ JESSE E. NEYMAN
Jesse E. Neyman
Executive Vice President, Finance and
Strategic Planning

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of May 10, 2010